EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, G. Darcy Klug, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Quarterly Report on Form 10-Q of RedHawk Holdings Corp. (formerly Independence Energy Corp.) for the period ended September 30, 2018 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of RedHawk Holdings Corp. (formerly Independence Energy Corp.).

Dated: November 19, 2018

/s/ G. Darcy Klug
G. Darcy Klug
Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)
RedHawk Holdings Corp. (formerly Independence Energy Corp.).

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to RedHawk Holdings Corp. and will be retained by RedHawk Holdings Corp. and furnished to the Securities and Exchange Commission or its staff upon request.